 Exhibit 10.2
FIFTH AMENDMENT
TO LOAN AGREEMENT

         THIS FIFTH AMENDMENT TO LOAN AGREEMENT ("Fifth Amendment"), dated as of June 28, 2017, is made and entered into by and between AUTOBYTEL INC., a Delaware corporation ("Borrower"), and MUFG UNION BANK, N.A., formerly Union Bank, N.A. ("Bank").

RECITALS:

A.           Borrower and Bank are parties to that certain Loan Agreement dated as of February 26, 2013, that certain Consent dated July 29, 2013, that certain First Amendment dated September 10, 2013, that certain Second Amendment dated January 13, 2014, that certain Third Amendment dated as of May 20, 2015, and that certain Fourth Amendment dated June 1, 2016 (collectively the “Agreement”), pursuant to which Bank agreed to extend credit to Borrower in the form of a revolving line of credit and two term loans.

B.           Borrower has requested that Bank agree to amend the Agreement in certain respects related to the maturity dates of Borrower’s Revolving Loan and Standby L/C Sublimit. Bank is willing to amend the Agreement, subject, however, to the terms and conditions of this Fifth Amendment.

AGREEMENT:

              In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank hereby agree as follows:

1.           Defined Terms. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.           Amendments to the Agreement.

(a)      Section 1.1.1 of the Agreement, which relates to the Revolving Loan, is hereby amended by substituting the new maturity date of “January 5, 2021” for the existing maturity date of “April 30, 2018” appearing in line eight thereof.

(c)      Section 1.1.1.1 of the Agreement, which relates to the Standby L/C Sublimit, is hereby amended by substituting the new maturity date of “January 5, 2022” for the existing maturity date of “April 30, 2019” appearing in line twelve thereof.

3.           Effectiveness of this Fifth Amendment. This Fifth Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

(a)      A counterpart of this Fifth Amendment, duly executed by Borrower;

(b)      A replacement Revolving Note superseding and replacing the existing Commercial Promissory Note dated May 5, 2015, which existing note is hereby cancelled and shall have no further force or effect; and

(c)      Such other documents, instruments or agreements as Bank may reasonably deem necessary in order to effect fully the purposes of this Fifth Amendment.

4.           Ratification.

(a)      Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

(b)      Upon the effectiveness of this Fifth Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Fifth Amendment,

5.           Representations and Warranties. Borrower represents and warrants as follows:

(a)      Each of the representations and warranties contained in Section 3 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

(i)
Section 3.2.      For the purposes of Section 3.2 of the Agreement, Exhibit A attached hereto constitutes the current schedule of Borrower’s Affiliates delivered to Bank.

(ii)
Section 3.8.      Section 3.8 of the Agreement is hereby amended in its entirety to read as follows:

3.8 Financial Statements. Borrower’s financial statements, including both a balance sheet at March 31, 2017, together with supporting schedule, and an income statement for the three (3) months ended March 31, 2017, have heretofore been furnished to Bank, are true and complete, and fairly represent Borrower’s financial condition for the period covered thereby. Since March 31, 2017, there has been no material adverse change in Borrower’s financial condition or operations.

(b)      The execution, delivery and performance of this Fifth Amendment are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower; and

(c)      Except as previously disclosed to Bank, no event has occurred and is continuing or would result from this Fifth Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

6.           Governing Law. This Fifth Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

7.           Counterparts. This Fifth Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

WITNESS the due execution hereof as of the date first above written.

“Borrower”

AUTOBYTEL, INC.

By:	/s/ Jeff Coats
Jeff Coats
Chief Executive Officer

By:	/s/ Glenn E. Fuller
Glenn E. Fuller
Executive Vice President, Chief Legal and Administrative Officer and Secretary

 “Bank”

MUFG UNION BANK, N.A.

By:	/s/ Gregory Dubnansky
Gregory Dubnansky
Vice President

Exhibit A
Borrower Affiliates

Autobytel Dealer Services, Inc.
Dealix Corporation
Car.com, Inc.
Autotegrity, Inc.
Autoweb, Inc.
AW GUA USA, Inc.
AW GUA, Sociedad de Responsabilidad Limitada